The Travelers Companies, Inc.
Financial Supplement - Second Quarter 2019

The information included in the Financial Supplement is unaudited.  This document should be read in conjunction with the Company’s Form 10-Q which will be filed with the Securities and Exchange Commission.

Index

The Travelers Companies, Inc.
Financial Highlights

($ and shares in millions, except for per share data)	1Q2018	2Q2018	3Q2018	4Q2018	1Q2019	2Q2019	YTD 2Q2018	YTD 2Q2019
Net income	$669	$524	$709	$621	$796	$557	$1,193	$1,353
Net income per share:
Basic	$2.45	$1.93	$2.65	$2.33	$3.01	$2.11	$4.39	$5.12
Diluted	$2.42	$1.92	$2.62	$2.32	$2.99	$2.10	$4.35	$5.08
Core income	$678	$494	$687	$571	$755	$537	$1,172	$1,292
Core income per share:
Basic	$2.48	$1.83	$2.56	$2.15	$2.85	$2.04	$4.31	$4.89
Diluted	$2.46	$1.81	$2.54	$2.13	$2.83	$2.02	$4.27	$4.85
Return on equity	11.5%	9.2%	12.6%	10.9%	13.5%	9.0%	10.3%	11.2%
Core return on equity	11.9%	8.7%	12.0%	10.0%	13.0%	9.2%	10.3%	11.1%
Total assets, at period end	$103,676	$103,523	$104,390	$104,233	$107,246	$108,572	$103,523	$108,572
Total equity, at period end	$22,979	$22,623	$22,460	$22,894	$24,340	$25,321	$22,623	$25,321
Book value per share, at period end	$85.03	$84.51	$84.82	$86.84	$92.94	$97.26	$84.51	$97.26
Less: Net unrealized investment gains (losses), net of tax	0.49	(0.42)	(1.69)	(0.43)	3.85	7.21	(0.42)	7.21
Adjusted book value per share, at period end	$84.54	$84.93	$86.51	$87.27	$89.09	$90.05	$84.93	$90.05

Weighted average number of common shares outstanding (basic)	271.0	268.7	266.1	263.9	262.9	261.3	269.8	262.1
Weighted average number of common shares outstanding and common stock equivalents (diluted)	273.9	271.1	268.4	266.0	264.8	263.7	272.5	264.2
Common shares outstanding at period end	270.2	267.7	264.8	263.6	261.9	260.3	267.7	260.3
Common stock dividends declared	$197	$209	$207	$205	$204	$217	$406	$421
Common stock repurchased:
Under Board of Directors authorization
Shares	2.5	2.7	3.0	1.4	2.9	2.6	5.2	5.5
Cost	$350	$350	$400	$170	$375	$375	$700	$750
Other
Shares	0.3	—	0.1	—	0.3	—	0.3	0.3
Cost	$51	$—	$—	$—	$46	$1	$51	$47

See Glossary of Financial Measures and Description of Reportable Business Segments on pages 35 and 36.

The Travelers Companies, Inc.
Reconciliation to Net Income and Earnings per Share

($ and shares in millions, except earnings per share)	1Q2018	2Q2018	3Q2018	4Q2018	1Q2019	2Q2019	YTD 2Q2018	YTD 2Q2019
Net income
Net income	$669	$524	$709	$621	$796	$557	$1,193	$1,353
Adjustments:
Net realized investment (gains) losses, after-tax	9	(30)	(22)	(50)	(41)	(20)	(21)	(61)
Core income	$678	$494	$687	$571	$755	$537	$1,172	$1,292
Basic earnings per share
Net income	$2.45	$1.93	$2.65	$2.33	$3.01	$2.11	$4.39	$5.12
Adjustments:
Net realized investment (gains) losses, after-tax	0.03	(0.10)	(0.09)	(0.18)	(0.16)	(0.07)	(0.08)	(0.23)
Core income	$2.48	$1.83	$2.56	$2.15	$2.85	$2.04	$4.31	$4.89
Diluted earnings per share
Net income	$2.42	$1.92	$2.62	$2.32	$2.99	$2.10	$4.35	$5.08
Adjustments:
Net realized investment (gains) losses, after-tax	0.04	(0.11)	(0.08)	(0.19)	(0.16)	(0.08)	(0.08)	(0.23)
Core income	$2.46	$1.81	$2.54	$2.13	$2.83	$2.02	$4.27	$4.85

Adjustments to net income and weighted average shares for net income EPS calculations: (1)

Basic and Diluted	1Q2018	2Q2018	3Q2018	4Q2018	1Q2019	2Q2019	YTD 2Q2018	YTD 2Q2019
Net income, as reported	$669	$524	$709	$621	$796	$557	$1,193	$1,353
Participating share-based awards - allocated income	(5)	(4)	(5)	(5)	(5)	(4)	(9)	(10)
Net income available to common shareholders - basic and diluted	$664	$520	$704	$616	$791	$553	$1,184	$1,343
Common Shares
Basic
Weighted average shares outstanding	271.0	268.7	266.1	263.9	262.9	261.3	269.8	262.1
Diluted
Weighted average shares outstanding	271.0	268.7	266.1	263.9	262.9	261.3	269.8	262.1
Weighted average effects of dilutive securities - stock options and performance shares	2.9	2.4	2.3	2.1	1.9	2.4	2.7	2.1
Diluted weighted average shares outstanding	273.9	271.1	268.4	266.0	264.8	263.7	272.5	264.2

(1)  Adjustments to net income and weighted average shares for net income EPS calculations can generally be used for the core income EPS calculations.

See Glossary of Financial Measures and Description of Reportable Business Segments on pages 35 and 36.

The Travelers Companies, Inc.
Statement of Income - Consolidated

($ in millions)	1Q2018	2Q2018	3Q2018	4Q2018	1Q2019	2Q2019	YTD 2Q2018	YTD 2Q2019
Revenues
Premiums	$6,537	$6,695	$6,882	$6,945	$6,855	$6,988	$13,232	$13,843
Net investment income	603	595	646	630	582	648	1,198	1,230
Fee income	103	112	109	108	109	116	215	225
Net realized investment gains (losses)	(11)	36	29	60	53	25	25	78
Other revenues	54	39	57	53	72	57	93	129
Total revenues	7,286	7,477	7,723	7,796	7,671	7,834	14,763	15,505
Claims and expenses
Claims and claim adjustment expenses	4,296	4,562	4,655	4,778	4,442	4,821	8,858	9,263
Amortization of deferred acquisition costs	1,061	1,081	1,117	1,122	1,117	1,134	2,142	2,251
General and administrative expenses	1,062	1,113	1,059	1,063	1,057	1,125	2,175	2,182
Interest expense	89	90	86	87	88	89	179	177
Total claims and expenses	6,508	6,846	6,917	7,050	6,704	7,169	13,354	13,873
Income before income taxes	778	631	806	746	967	665	1,409	1,632
Income tax expense	109	107	97	125	171	108	216	279
Net income	$669	$524	$709	$621	$796	$557	$1,193	$1,353

Other-than-temporary impairments (OTTI)
Total OTTI gains (losses)	$—	$(1)	$—	$—	$(1)	$(1)	$(1)	$(2)
OTTI losses recognized in net realized investment gains (losses)	$—	$(1)	$—	$—	$(1)	$(1)	$(1)	$(2)
OTTI gains (losses) recognized in other comprehensive income (loss)	$—	$—	$—	$—	$—	$—	$—	$—

Other statistics
Effective tax rate on net investment income	14.9%	14.8%	15.4%	15.0%	14.7%	15.4%	14.8%	15.1%
Net investment income (after-tax)	$513	$507	$547	$535	$496	$548	$1,020	$1,044

Catastrophes, net of reinsurance:
Pre-tax	$354	$488	$264	$610	$193	$367	$842	$560
After-tax	$280	$384	$209	$482	$152	$290	$664	$442

Prior year reserve development - favorable:
Pre-tax	$150	$186	$14	$167	$51	$123	$336	$174
After-tax	$119	$148	$10	$132	$41	$99	$267	$140

 See Glossary of Financial Measures and Description of Reportable Business Segments on pages 35 and 36.

The Travelers Companies, Inc.
Net Income by Major Component and Combined Ratio - Consolidated

($ in millions, net of tax)	1Q2018	2Q2018	3Q2018	4Q2018	1Q2019	2Q2019	YTD 2Q2018	YTD 2Q2019
Underwriting gain	$222	$61	$194	$99	$307	$52	$283	$359
Net investment income	513	507	547	535	496	548	1,020	1,044
Other income (expense), including interest expense	(57)	(74)	(54)	(63)	(48)	(63)	(131)	(111)
Core income	678	494	687	571	755	537	1,172	1,292
Net realized investment gains (losses)	(9)	30	22	50	41	20	21	61
Net income	$669	$524	$709	$621	$796	$557	$1,193	$1,353
Combined ratio (1) (2)
Loss and loss adjustment expense ratio	64.9%	67.4%	66.9%	68.0%	64.0%	68.2%	66.2%	66.2%
Underwriting expense ratio	30.6%	30.7%	29.7%	29.5%	29.7%	30.2%	30.6%	29.9%
Combined ratio	95.5%	98.1%	96.6%	97.5%	93.7%	98.4%	96.8%	96.1%
Impact on combined ratio:
Net favorable prior year reserve development	(2.3)%	(2.8)%	(0.2)%	(2.4)%	(0.7)%	(1.8)%	(2.5)%	(1.3)%
Catastrophes, net of reinsurance	5.4%	7.3%	3.8%	8.8%	2.8%	5.3%	6.3%	4.1%
Underlying combined ratio	92.4%	93.6%	93.0%	91.1%	91.6%	94.9%	93.0%	93.3%

(1)  Before policyholder dividends.
(2)  Billing and policy fees and other, which are a component of other revenues, are allocated as a reduction of underwriting expenses.  In addition, fee income is allocated as a reduction of losses and loss adjustment expenses and underwriting expenses.  In addition, general and administrative expenses include non-insurance expenses that are excluded from underwriting expenses, and accordingly are excluded in calculating the combined ratio.  See following:

($ in millions)	1Q2018	2Q2018	3Q2018	4Q2018	1Q2019	2Q2019	YTD 2Q2018	YTD 2Q2019
Billing and policy fees and other	$23	$22	$24	$24	$27	$26	$45	$53
Fee income:
Loss and loss adjustment expenses	$37	$40	$38	$39	$40	$45	$77	$85
Underwriting expenses	66	72	71	69	69	71	138	140
Total fee income	$103	$112	$109	$108	$109	$116	$215	$225
Non-insurance general and administrative expenses	$37	$39	$38	$45	$47	$50	$76	$97

See Glossary of Financial Measures and Description of Reportable Business Segments on pages 35 and 36.

The Travelers Companies, Inc.
Core Income - Consolidated

($ in millions)	1Q2018	2Q2018	3Q2018	4Q2018	1Q2019	2Q2019	YTD 2Q2018	YTD 2Q2019
Revenues
Premiums	$6,537	$6,695	$6,882	$6,945	$6,855	$6,988	$13,232	$13,843
Net investment income	603	595	646	630	582	648	1,198	1,230
Fee income	103	112	109	108	109	116	215	225
Other revenues	54	39	57	53	72	57	93	129
Total revenues	7,297	7,441	7,694	7,736	7,618	7,809	14,738	15,427
Claims and expenses
Claims and claim adjustment expenses	4,296	4,562	4,655	4,778	4,442	4,821	8,858	9,263
Amortization of deferred acquisition costs	1,061	1,081	1,117	1,122	1,117	1,134	2,142	2,251
General and administrative expenses	1,062	1,113	1,059	1,063	1,057	1,125	2,175	2,182
Interest expense	89	90	86	87	88	89	179	177
Total claims and expenses	6,508	6,846	6,917	7,050	6,704	7,169	13,354	13,873
Core income before income taxes	789	595	777	686	914	640	1,384	1,554
Income tax expense	111	101	90	115	159	103	212	262
Core income	$678	$494	$687	$571	$755	$537	$1,172	$1,292
Other statistics
Effective tax rate on net investment income	14.9%	14.8%	15.4%	15.0%	14.7%	15.4%	14.8%	15.1%
Net investment income (after-tax)	$513	$507	$547	$535	$496	$548	$1,020	$1,044
Catastrophes, net of reinsurance:
Pre-tax	$354	$488	$264	$610	$193	$367	$842	$560
After-tax	$280	$384	$209	$482	$152	$290	$664	$442
Prior year reserve development - favorable:
Pre-tax	$150	$186	$14	$167	$51	$123	$336	$174
After-tax	$119	$148	$10	$132	$41	$99	$267	$140

See Glossary of Financial Measures and Description of Reportable Business Segments on pages 35 and 36.

The Travelers Companies, Inc.
Selected Statistics - Property and Casualty Operations

($ in millions)	1Q2018	2Q2018	3Q2018	4Q2018	1Q2019	2Q2019	YTD 2Q2018	YTD 2Q2019
Statutory underwriting
Gross written premiums	$7,418	$7,429	$7,462	$6,943	$7,839	$7,824	$14,847	$15,663
Net written premiums	$6,824	$7,131	$7,062	$6,691	$7,057	$7,450	$13,955	$14,507
Net earned premiums	$6,537	$6,695	$6,882	$6,945	$6,855	$6,988	$13,232	$13,843
Losses and loss adjustment expenses	4,245	4,506	4,606	4,719	4,389	4,764	8,751	9,153
Underwriting expenses	2,072	2,147	2,082	1,999	2,116	2,217	4,219	4,333
Statutory underwriting gain	220	42	194	227	350	7	262	357
Policyholder dividends	13	12	12	15	13	9	25	22
Statutory underwriting gain (loss) after policyholder dividends	$207	$30	$182	$212	$337	$(2)	$237	$335
Other statutory statistics
Reserves for losses and loss adjustment expenses	$41,669	$41,861	$42,293	$42,409	$42,581	$42,979	$41,861	$42,979
Increase in reserves	$215	$192	$432	$116	$172	$398	$407	$570
Statutory capital and surplus	$20,533	$20,371	$20,462	$20,774	$21,074	$21,080	$20,371	$21,080
Net written premiums/surplus (1)	1.29:1	1.33:1	1.34:1	1.33:1	1.33:1	1.34:1	1.33:1	1.34:1

(1)  Based on 12 months of rolling net written premiums.

See Glossary of Financial Measures and Description of Reportable Business Segments on pages 35 and 36.

The Travelers Companies, Inc.
Written and Earned Premiums - Property and Casualty Operations

($ in millions)	1Q2018	2Q2018	3Q2018	4Q2018	1Q2019	2Q2019	YTD 2Q2018	YTD 2Q2019
Written premiums
Gross	$7,418	$7,429	$7,462	$6,943	$7,839	$7,824	$14,847	$15,663
Ceded	(594)	(298)	(400)	(252)	(782)	(374)	(892)	(1,156)
Net	$6,824	$7,131	$7,062	$6,691	$7,057	$7,450	$13,955	$14,507
Earned premiums
Gross	$6,903	$7,060	$7,266	$7,331	$7,282	$7,429	$13,963	$14,711
Ceded	(366)	(365)	(384)	(386)	(427)	(441)	(731)	(868)
Net	$6,537	$6,695	$6,882	$6,945	$6,855	$6,988	$13,232	$13,843

See Glossary of Financial Measures and Description of Reportable Business Segments on pages 35 and 36.

The Travelers Companies, Inc.
Segment Income - Business Insurance

($ in millions)	1Q2018	2Q2018	3Q2018	4Q2018	1Q2019	2Q2019	YTD 2Q2018	YTD 2Q2019
Revenues
Premiums	$3,568	$3,641	$3,743	$3,770	$3,742	$3,783	$7,209	$7,525
Net investment income	446	440	482	465	427	481	886	908
Fee income	99	107	103	103	104	111	206	215
Other revenues	31	20	33	28	43	30	51	73
Total revenues	4,144	4,208	4,361	4,366	4,316	4,405	8,352	8,721
Claims and expenses
Claims and claim adjustment expenses	2,392	2,484	2,653	2,642	2,580	2,686	4,876	5,266
Amortization of deferred acquisition costs	580	588	610	610	615	618	1,168	1,233
General and administrative expenses	650	674	648	651	632	686	1,324	1,318
Total claims and expenses	3,622	3,746	3,911	3,903	3,827	3,990	7,368	7,817
Segment income before income taxes	522	462	450	463	489	415	984	904
Income tax expense	70	77	40	72	75	64	147	139
Segment income	$452	$385	$410	$391	$414	$351	$837	$765
Other statistics
Effective tax rate on net investment income	14.7%	14.7%	15.3%	14.9%	14.6%	15.3%	14.7%	15.0%
Net investment income (after-tax)	$380	$376	$408	$395	$365	$407	$756	$772
Catastrophes, net of reinsurance:
Pre-tax	$138	$168	$136	$197	$95	$211	$306	$306
After-tax	$110	$132	$107	$156	$75	$167	$242	$242
Prior year reserve development - favorable (unfavorable):
Pre-tax	$66	$84	$(56)	$48	$(21)	$71	$150	$50
After-tax	$52	$68	$(45)	$38	$(16)	$57	$120	$41

See Glossary of Financial Measures and Description of Reportable Business Segments on pages 35 and 36.

The Travelers Companies, Inc.
Segment Income by Major Component and Combined Ratio - Business Insurance

($ in millions, net of tax)	1Q2018	2Q2018	3Q2018	4Q2018	1Q2019	2Q2019	YTD 2Q2018	YTD 2Q2019
Underwriting gain (loss)	$70	$19	$2	$3	$44	$(48)	$89	$(4)
Net investment income	380	376	408	395	365	407	756	772
Other income (expense)	2	(10)	—	(7)	5	(8)	(8)	(3)
Segment income	$452	$385	$410	$391	$414	$351	$837	$765
Combined ratio (1) (2)
Loss and loss adjustment expense ratio	65.7%	66.9%	69.6%	68.7%	67.6%	69.6%	66.3%	68.6%
Underwriting expense ratio	31.8%	31.9%	31.0%	30.7%	30.5%	31.5%	31.9%	31.0%
Combined ratio	97.5%	98.8%	100.6%	99.4%	98.1%	101.1%	98.2%	99.6%
Impact on combined ratio:
Net (favorable) unfavorable prior year reserve development	(1.9)%	(2.3)%	1.5%	(1.2)%	0.6%	(1.9)%	(2.1)%	(0.7)%
Catastrophes, net of reinsurance	3.9%	4.6%	3.7%	5.2%	2.5%	5.6%	4.3%	4.1%
Underlying combined ratio	95.5%	96.5%	95.4%	95.4%	95.0%	97.4%	96.0%	96.2%

(1)  Before policyholder dividends.
(2)  Billing and policy fees and other, which are a component of other revenues, are allocated as a reduction of underwriting expenses.  In addition, fee income is allocated as a reduction of losses and loss adjustment expenses and underwriting expenses.  In addition, general and administrative expenses include non-insurance expenses that are excluded from underwriting expenses, and accordingly are excluded in calculating the combined ratio.  See following:

($ in millions)	1Q2018	2Q2018	3Q2018	4Q2018	1Q2019	2Q2019	YTD 2Q2018	YTD 2Q2019
Billing and policy fees and other	$4	$4	$3	$4	$4	$3	$8	$7
Fee income:
Loss and loss adjustment expenses	$37	$40	$38	$39	$40	$45	$77	$85
Underwriting expenses	62	67	65	64	64	66	129	130
Total fee income	$99	$107	$103	$103	$104	$111	$206	$215
Non-insurance general and administrative expenses	$28	$30	$29	$37	$38	$41	$58	$79

See Glossary of Financial Measures and Description of Reportable Business Segments on pages 35 and 36.

The Travelers Companies, Inc.
Selected Statistics - Business Insurance

($ in millions)	1Q2018	2Q2018	3Q2018	4Q2018	1Q2019	2Q2019	YTD 2Q2018	YTD 2Q2019
Statutory underwriting
Gross written premiums	$4,471	$4,038	$3,992	$3,754	$4,730	$4,193	$8,509	$8,923
Net written premiums	$3,994	$3,781	$3,648	$3,533	$4,163	$3,874	$7,775	$8,037
Net earned premiums	$3,568	$3,641	$3,743	$3,770	$3,742	$3,783	$7,209	$7,525
Losses and loss adjustment expenses	2,344	2,429	2,606	2,586	2,529	2,631	4,773	5,160
Underwriting expenses	1,213	1,196	1,144	1,107	1,226	1,226	2,409	2,452
Statutory underwriting gain (loss)	11	16	(7)	77	(13)	(74)	27	(87)
Policyholder dividends	11	9	11	12	11	7	20	18
Statutory underwriting gain (loss) after policyholder dividends	$—	$7	$(18)	$65	$(24)	$(81)	$7	$(105)

See Glossary of Financial Measures and Description of Reportable Business Segments on pages 35 and 36.

The Travelers Companies, Inc.
Net Written Premiums - Business Insurance

($ in millions)	1Q2018	2Q2018	3Q2018	4Q2018	1Q2019	2Q2019	YTD 2Q2018	YTD 2Q2019
Net written premiums by market
Domestic
Select Accounts	$773	$729	$666	$660	$785	$756	$1,502	$1,541
Middle Market	2,262	1,985	2,032	1,935	2,410	2,009	4,247	4,419
National Accounts	309	231	238	247	304	223	540	527
National Property and Other	380	518	485	422	387	588	898	975
Total Domestic	3,724	3,463	3,421	3,264	3,886	3,576	7,187	7,462
International	270	318	227	269	277	298	588	575
Total	$3,994	$3,781	$3,648	$3,533	$4,163	$3,874	$7,775	$8,037
Net written premiums by product line
Domestic
Workers’ compensation	$1,190	$935	$887	$828	$1,191	$893	$2,125	$2,084
Commercial automobile	651	629	625	613	719	677	1,280	1,396
Commercial property	391	536	492	448	389	583	927	972
General liability	591	531	559	546	678	548	1,122	1,226
Commercial multi-peril	896	831	840	823	902	871	1,727	1,773
Other	5	1	18	6	7	4	6	11
Total Domestic	3,724	3,463	3,421	3,264	3,886	3,576	7,187	7,462
International	270	318	227	269	277	298	588	575
Total	$3,994	$3,781	$3,648	$3,533	$4,163	$3,874	$7,775	$8,037

See Glossary of Financial Measures and Description of Reportable Business Segments on pages 35 and 36.

The Travelers Companies, Inc.
Segment Income - Bond & Specialty Insurance

($ in millions)	1Q2018	2Q2018	3Q2018	4Q2018	1Q2019	2Q2019	YTD 2Q2018	YTD 2Q2019
Revenues
Premiums	$582	$601	$617	$620	$606	$632	$1,183	$1,238
Net investment income	58	57	57	61	56	58	115	114
Other revenues	6	5	5	7	6	6	11	12
Total revenues	646	663	679	688	668	696	1,309	1,364
Claims and expenses
Claims and claim adjustment expenses	216	175	205	176	266	238	391	504
Amortization of deferred acquisition costs	107	113	117	117	112	118	220	230
General and administrative expenses	115	116	113	115	117	120	231	237
Total claims and expenses	438	404	435	408	495	476	842	971
Segment income before income taxes	208	259	244	280	173	220	467	393
Income tax expense	35	55	48	60	35	46	90	81
Segment income	$173	$204	$196	$220	$138	$174	$377	$312
Other statistics
Effective tax rate on net investment income	14.5%	14.3%	14.6%	14.8%	14.4%	14.8%	14.4%	14.6%
Net investment income (after-tax)	$50	$48	$49	$52	$47	$50	$98	$97
Catastrophes, net of reinsurance:
Pre-tax	$—	$5	$4	$7	$3	$—	$5	$3
After-tax	$—	$4	$3	$6	$2	$—	$4	$2
Prior year reserve development - favorable:
Pre-tax	$35	$89	$53	$89	$3	$39	$124	$42
After-tax	$28	$70	$42	$70	$2	$31	$98	$33

See Glossary of Financial Measures and Description of Reportable Business Segments on pages 35 and 36.

The Travelers Companies, Inc.
Segment Income by Major Component and Combined Ratio - Bond & Specialty Insurance

($ in millions, net of tax)	1Q2018	2Q2018	3Q2018	4Q2018	1Q2019	2Q2019	YTD 2Q2018	YTD 2Q2019
Underwriting gain	$119	$153	$143	$165	$86	$120	$272	$206
Net investment income	50	48	49	52	47	50	98	97
Other income	4	3	4	3	5	4	7	9
Segment income	$173	$204	$196	$220	$138	$174	$377	$312
Combined ratio (1)
Loss and loss adjustment expense ratio	36.6%	28.8%	33.1%	27.9%	43.5%	37.4%	32.6%	40.3%
Underwriting expense ratio	38.1%	37.7%	37.1%	36.9%	37.6%	37.5%	37.9%	37.6%
Combined ratio	74.7%	66.5%	70.2%	64.8%	81.1%	74.9%	70.5%	77.9%
Impact on combined ratio:
Net favorable prior year reserve development	(6.0)%	(14.8)%	(8.7)%	(14.4)%	(0.5)%	(6.2)%	(10.5)%	(3.4)%
Catastrophes, net of reinsurance	—%	0.8%	0.6%	1.1%	0.5%	0.1%	0.4%	0.2%
Underlying combined ratio	80.7%	80.5%	78.3%	78.1%	81.1%	81.0%	80.6%	81.1%

(1) General and administrative expenses include non-insurance expenses that are excluded from underwriting expenses, and accordingly are excluded in calculating the combined ratio. See following:

($ in millions)	1Q2018	2Q2018	3Q2018	4Q2018	1Q2019	2Q2019	YTD 2Q2018	YTD 2Q2019
Non-insurance general and administrative expenses	$—	$2	$1	$2	$1	$1	$2	$2

See Glossary of Financial Measures and Description of Reportable Business Segments on pages 35 and 36.

The Travelers Companies, Inc.
Selected Statistics - Bond & Specialty Insurance

($ in millions)	1Q2018	2Q2018	3Q2018	4Q2018	1Q2019	2Q2019	YTD 2Q2018	YTD 2Q2019
Statutory underwriting
Gross written premiums	$638	$674	$673	$680	$662	$747	$1,312	$1,409
Net written premiums	$574	$653	$644	$657	$587	$710	$1,227	$1,297
Net earned premiums	$582	$601	$617	$620	$606	$632	$1,183	$1,238
Losses and loss adjustment expenses	213	173	204	173	264	236	386	500
Underwriting expenses	232	234	232	231	233	251	466	484
Statutory underwriting gain	137	194	181	216	109	145	331	254
Policyholder dividends	2	3	1	3	2	2	5	4
Statutory underwriting gain after policyholder dividends	$135	$191	$180	$213	$107	$143	$326	$250

See Glossary of Financial Measures and Description of Reportable Business Segments on pages 35 and 36.

The Travelers Companies, Inc.
Net Written Premiums - Bond & Specialty Insurance

($ in millions)	1Q2018	2Q2018	3Q2018	4Q2018	1Q2019	2Q2019	YTD 2Q2018	YTD 2Q2019
Net written premiums by market
Domestic
Management Liability	$348	$362	$379	$366	$367	$403	$710	$770
Surety	185	235	217	198	184	244	420	428
Total Domestic	533	597	596	564	551	647	1,130	1,198
International	41	56	48	93	36	63	97	99
Total	$574	$653	$644	$657	$587	$710	$1,227	$1,297
Net written premiums by product line
Domestic
Fidelity & surety	$241	$285	$273	$250	$239	$298	$526	$537
General liability	244	264	261	268	262	292	508	554
Other	48	48	62	46	50	57	96	107
Total Domestic	533	597	596	564	551	647	1,130	1,198
International	41	56	48	93	36	63	97	99
Total	$574	$653	$644	$657	$587	$710	$1,227	$1,297

See Glossary of Financial Measures and Description of Reportable Business Segments on pages 35 and 36.

The Travelers Companies, Inc.
Segment Income (Loss) - Personal Insurance

($ in millions)	1Q2018	2Q2018	3Q2018	4Q2018	1Q2019	2Q2019	YTD 2Q2018	YTD 2Q2019
Revenues
Premiums	$2,387	$2,453	$2,522	$2,555	$2,507	$2,573	$4,840	$5,080
Net investment income	99	98	107	104	99	109	197	208
Fee income	4	5	6	5	5	5	9	10
Other revenues	17	14	17	18	22	21	31	43
Total revenues	2,507	2,570	2,652	2,682	2,633	2,708	5,077	5,341
Claims and expenses
Claims and claim adjustment expenses	1,688	1,903	1,797	1,960	1,596	1,897	3,591	3,493
Amortization of deferred acquisition costs	374	380	390	395	390	398	754	788
General and administrative expenses	288	316	290	291	300	311	604	611
Total claims and expenses	2,350	2,599	2,477	2,646	2,286	2,606	4,949	4,892
Segment income (loss) before income taxes	157	(29)	175	36	347	102	128	449
Income tax expense (benefit)	28	(12)	22	4	69	14	16	83
Segment income (loss)	$129	$(17)	$153	$32	$278	$88	$112	$366
Other statistics
Effective tax rate on net investment income	15.6%	15.6%	16.1%	15.7%	15.4%	16.1%	15.6%	15.8%
Net investment income (after-tax)	$83	$83	$90	$88	$84	$91	$166	$175
Catastrophes, net of reinsurance:
Pre-tax	$216	$315	$124	$406	$95	$156	$531	$251
After-tax	$170	$248	$99	$320	$75	$123	$418	$198
Prior year reserve development - favorable (unfavorable):
Pre-tax	$49	$13	$17	$30	$69	$13	$62	$82
After-tax	$39	$10	$13	$24	$55	$11	$49	$66

See Glossary of Financial Measures and Description of Reportable Business Segments on pages 35 and 36.

The Travelers Companies, Inc.
Segment Income (Loss) by Major Component and Combined Ratio - Personal Insurance

($ in millions, net of tax)	1Q2018	2Q2018	3Q2018	4Q2018	1Q2019	2Q2019	YTD 2Q2018	YTD 2Q2019
Underwriting gain (loss)	$33	$(111)	$49	$(69)	$177	$(20)	$(78)	$157
Net investment income	83	83	90	88	84	91	166	175
Other income	13	11	14	13	17	17	24	34
Segment income (loss)	$129	$(17)	$153	$32	$278	$88	$112	$366
Combined ratio (1)
Loss and loss adjustment expense ratio	70.7%	77.6%	71.2%	76.8%	63.7%	73.7%	74.2%	68.8%
Underwriting expense ratio	26.8%	27.3%	26.0%	25.8%	26.4%	26.5%	27.1%	26.4%
Combined ratio	97.5%	104.9%	97.2%	102.6%	90.1%	100.2%	101.3%	95.2%
Domestic Agency combined ratio	96.5%	103.6%	95.4%	101.9%	88.9%	98.8%	100.1%	93.9%
Impact on combined ratio:
Net (favorable) unfavorable prior year reserve development	(2.0)%	(0.5)%	(0.6)%	(1.1)%	(2.8)%	(0.5)%	(1.3)%	(1.6)%
Catastrophes, net of reinsurance	9.0%	12.8%	4.9%	15.9%	3.8%	6.1%	11.0%	4.9%
Underlying combined ratio	90.5%	92.6%	92.9%	87.8%	89.1%	94.6%	91.6%	91.9%

(1)  Billing and policy fees and other, which are a component of other revenues, and fee income are allocated as a reduction of underwriting expenses.

($ in millions)	1Q2018	2Q2018	3Q2018	4Q2018	1Q2019	2Q2019	YTD 2Q2018	YTD 2Q2019
Billing and policy fees and other	$19	$18	$21	$20	$23	$23	$37	$46
Fee income	$4	$5	$6	$5	$5	$5	$9	$10

See Glossary of Financial Measures and Description of Reportable Business Segments on pages 35 and 36.

The Travelers Companies, Inc.
Selected Statistics - Personal Insurance

($ in millions)	1Q2018	2Q2018	3Q2018	4Q2018	1Q2019	2Q2019	YTD 2Q2018	YTD 2Q2019
Statutory underwriting
Gross written premiums	$2,309	$2,717	$2,797	$2,509	$2,447	$2,884	$5,026	$5,331
Net written premiums	$2,256	$2,697	$2,770	$2,501	$2,307	$2,866	$4,953	$5,173
Net earned premiums	$2,387	$2,453	$2,522	$2,555	$2,507	$2,573	$4,840	$5,080
Losses and loss adjustment expenses	1,688	1,904	1,796	1,960	1,596	1,897	3,592	3,493
Underwriting expenses	627	717	706	661	657	740	1,344	1,397
Statutory underwriting gain (loss)	$72	$(168)	$20	$(66)	$254	$(64)	$(96)	$190
Policies in force (in thousands)
Automobile	2,976	2,981	2,986	2,983	2,981	2,980	2,981	2,980
Homeowners and Other	4,879	4,961	5,037	5,087	5,163	5,263	4,961	5,263

See Glossary of Financial Measures and Description of Reportable Business Segments on pages 35 and 36.

The Travelers Companies, Inc.
Net Written Premiums - Personal Insurance

($ in millions)	1Q2018	2Q2018	3Q2018	4Q2018	1Q2019	2Q2019	YTD 2Q2018	YTD 2Q2019
Net written premiums by market
Domestic
Agency
Automobile	$1,183	$1,258	$1,305	$1,226	$1,224	$1,300	$2,441	$2,524
Homeowners and Other	832	1,137	1,168	1,011	837	1,258	1,969	2,095
Total Agency	2,015	2,395	2,473	2,237	2,061	2,558	4,410	4,619
Direct-to-Consumer	92	99	108	97	95	103	191	198
Total Domestic	2,107	2,494	2,581	2,334	2,156	2,661	4,601	4,817
International	149	203	189	167	151	205	352	356
Total	$2,256	$2,697	$2,770	$2,501	$2,307	$2,866	$4,953	$5,173

See Glossary of Financial Measures and Description of Reportable Business Segments on pages 35 and 36.

The Travelers Companies, Inc.
Selected Statistics - Personal Insurance - Domestic Agency Automobile (1)

($ in millions)	1Q2018	2Q2018	3Q2018	4Q2018	1Q2019	2Q2019	YTD 2Q2018	YTD 2Q2019
Statutory underwriting
Gross written premiums	$1,192	$1,265	$1,310	$1,231	$1,240	$1,304	$2,457	$2,544
Net written premiums	$1,183	$1,258	$1,305	$1,226	$1,224	$1,300	$2,441	$2,524
Net earned premiums	$1,158	$1,192	$1,227	$1,242	$1,228	$1,249	$2,350	$2,477
Losses and loss adjustment expenses	823	851	840	900	810	876	1,674	1,686
Underwriting expenses	285	299	297	288	296	312	584	608
Statutory underwriting gain	$50	$42	$90	$54	$122	$61	$92	$183
Other statistics
Combined ratio (2):
Loss and loss adjustment expense ratio	71.1%	71.4%	68.5%	72.5%	66.0%	70.1%	71.2%	68.0%
Underwriting expense ratio	23.7%	24.0%	22.8%	22.8%	23.4%	23.9%	23.9%	23.7%
Combined ratio	94.8%	95.4%	91.3%	95.3%	89.4%	94.0%	95.1%	91.7%
Impact on combined ratio:
Net (favorable) unfavorable prior year reserve development	(2.3)%	(2.8)%	(1.8)%	(1.9)%	(3.4)%	(1.1)%	(2.6)%	(2.2)%
Catastrophes, net of reinsurance	0.8%	2.7%	0.5%	0.3%	0.7%	1.3%	1.8%	1.0%
Underlying combined ratio	96.3%	95.5%	92.6%	96.9%	92.1%	93.8%	95.9%	92.9%
Catastrophe losses, net of reinsurance:
Pre-tax	$10	$32	$6	$4	$9	$16	$42	$25
After-tax	$8	$25	$5	$3	$7	$13	$33	$20
Prior year reserve development - favorable (unfavorable):
Pre-tax	$27	$34	$22	$24	$42	$13	$61	$55
After-tax	$21	$27	$18	$19	$33	$10	$48	$43

Policies in force (in thousands)	2,519	2,517	2,518	2,518	2,516	2,517
Change from prior year quarter	1.5%	0.1%	(0.4)%	(0.4)%	(0.1)%	—%
Change from prior quarter	(0.4)%	(0.1)%	—%	—%	(0.1)%	—%

(1)  Represents Automobile policies sold through agents, brokers and other intermediaries, and excludes direct to consumer.
(2)  Billing and policy fees and other, which are a component of other revenues, and fee income are allocated as a reduction of underwriting expenses.

($ in millions)	1Q2018	2Q2018	3Q2018	4Q2018	1Q2019	2Q2019	YTD 2Q2018	YTD 2Q2019
Billing and policy fees and other	$10	$10	$11	$11	$12	$12	$20	$24
Fee income	$3	$3	$3	$3	$3	$3	$6	$6

See Glossary of Financial Measures and Description of Reportable Business Segments on pages 35 and 36.

The Travelers Companies, Inc.
Selected Statistics - Personal Insurance - Domestic Agency Homeowners and Other (1)

($ in millions)	1Q2018	2Q2018	3Q2018	4Q2018	1Q2019	2Q2019	YTD 2Q2018	YTD 2Q2019
Statutory underwriting
Gross written premiums	$873	$1,148	$1,180	$1,012	$954	$1,268	$2,021	$2,222
Net written premiums	$832	$1,137	$1,168	$1,011	$837	$1,258	$1,969	$2,095
Net earned premiums	$972	$996	$1,025	$1,038	$1,011	$1,050	$1,968	$2,061
Losses and loss adjustment expenses	687	841	746	857	604	801	1,528	1,405
Underwriting expenses	255	320	313	281	277	335	575	612
Statutory underwriting gain (loss)	$30	$(165)	$(34)	$(100)	$130	$(86)	$(135)	$44
Other statistics
Combined ratio (2):
Loss and loss adjustment expense ratio	70.7%	84.4%	72.8%	82.6%	59.8%	76.3%	77.6%	68.2%
Underwriting expense ratio	27.8%	29.2%	27.5%	27.2%	28.4%	28.2%	28.5%	28.3%
Combined ratio	98.5%	113.6%	100.3%	109.8%	88.2%	104.5%	106.1%	96.5%
Impact on combined ratio:
Net (favorable) unfavorable prior year reserve development	(2.4)%	2.2%	0.7%	(0.6)%	(2.4)%	(1.3)%	(0.1)%	(1.9)%
Catastrophes, net of reinsurance	20.7%	26.2%	11.1%	37.9%	8.0%	12.9%	23.5%	10.5%
Underlying combined ratio	80.2%	85.2%	88.5%	72.5%	82.6%	92.9%	82.7%	87.9%
Catastrophe losses, net of reinsurance:
Pre-tax	$201	$262	$114	$394	$80	$136	$463	$216
After-tax	$159	$207	$90	$311	$63	$107	$366	$170
Prior year reserve development - favorable (unfavorable):
Pre-tax	$24	$(22)	$(7)	$6	$25	$13	$2	$38
After-tax	$19	$(17)	$(6)	$5	$19	$11	$2	$30

Policies in force (in thousands)	4,453	4,530	4,601	4,652	4,726	4,825
Change from prior year quarter	5.5%	5.8%	5.7%	5.7%	6.1%	6.5%
Change from prior quarter	1.2%	1.7%	1.6%	1.1%	1.6%	2.1%

(1)  Represents Homeowners and Other Lines sold through agents, brokers and other intermediaries, and excludes direct to consumer.
(2)  Billing and policy fees and other, which are a component of other revenues, and fee income are allocated as a reduction of underwriting expenses.

($ in millions)	1Q2018	2Q2018	3Q2018	4Q2018	1Q2019	2Q2019	YTD 2Q2018	YTD 2Q2019
Billing and policy fees and other	$6	$7	$7	$7	$8	$8	$13	$16
Fee income	$2	$2	$2	$2	$2	$2	$4	$4

See Glossary of Financial Measures and Description of Reportable Business Segments on pages 35 and 36.

The Travelers Companies, Inc.
Interest Expense and Other

($ in millions)	1Q2018	2Q2018	3Q2018	4Q2018	1Q2019	2Q2019	YTD 2Q2018	YTD 2Q2019
Revenues
Other revenues	$—	$—	$2	$—	$1	$—	$—	$1

Claims and expenses
Interest expense	89	90	86	87	88	89	179	177
General and administrative expenses	9	7	8	6	8	8	16	16
Total claims and expenses	98	97	94	93	96	97	195	193

Loss before income tax benefit	(98)	(97)	(92)	(93)	(95)	(97)	(195)	(192)
Income tax benefit	(22)	(19)	(20)	(21)	(20)	(21)	(41)	(41)
Loss	$(76)	$(78)	$(72)	$(72)	$(75)	$(76)	$(154)	$(151)

See Glossary of Financial Measures and Description of Reportable Business Segments on pages 35 and 36.

The Travelers Companies, Inc.
Consolidated Balance Sheet

($ in millions)	June 30, 2019	December 31, 2018
Assets
Fixed maturities, available for sale, at fair value (amortized cost $64,784 and $63,601)	$67,172	$63,464
Equity securities, at fair value (cost $373 and $382)	406	368
Real estate investments	965	904
Short-term securities	3,487	3,985
Other investments	3,466	3,557
Total investments	75,496	72,278
Cash	416	373
Investment income accrued	615	624
Premiums receivable	8,297	7,506
Reinsurance recoverables	8,234	8,370
Ceded unearned premiums	864	578
Deferred acquisition costs	2,281	2,120
Deferred taxes	—	445
Contractholder receivables	4,776	4,785
Goodwill	3,943	3,937
Other intangible assets	335	345
Other assets	3,315	2,872
Total assets	$108,572	$104,233

Liabilities
Claims and claim adjustment expense reserves	$51,073	$50,668
Unearned premium reserves	14,538	13,555
Contractholder payables	4,776	4,785
Payables for reinsurance premiums	591	289
Deferred taxes	87	—
Debt	6,558	6,564
Other liabilities	5,628	5,478
Total liabilities	83,251	81,339
Shareholders’ equity
Common stock (1,750.0 shares authorized; 260.4 and 263.7 shares issued, 260.3 and 263.6 shares outstanding)	23,372	23,144
Retained earnings	36,135	35,204
Accumulated other comprehensive income (loss)	206	(1,859)
Treasury stock, at cost (516.7 and 510.9 shares)	(34,392)	(33,595)
Total shareholders’ equity	25,321	22,894
Total liabilities and shareholders’ equity	$108,572	$104,233

The Travelers Companies, Inc.
Investment Portfolio

(at carrying value, $ in millions)	June 30, 2019	Pre-tax Book Yield (1)	December 31, 2018	Pre-tax Book Yield (1)
Investment portfolio
Taxable fixed maturities (including redeemable preferred stock)	$37,710	3.25%	$35,150	3.23%
Tax-exempt fixed maturities	29,462	3.18%	28,314	3.18%
Total fixed maturities	67,172	3.22%	63,464	3.21%
Non-redeemable preferred stocks	43	5.08%	52	4.86%
Public common stocks	363		316
Total equity securities	406		368
Real estate investments	965		904
Short-term securities	3,487	2.50%	3,985	2.54%
Private equities	2,274		2,293
Hedge funds	188		222
Real estate partnerships	656		675
Other investments	348		367
Total other investments	3,466		3,557
Total investments	$75,496		$72,278

Net unrealized investment gains (losses), net of tax, included in shareholders’ equity	$1,878		$(113)

(1)  Yields are provided for those investments with an embedded book yield.

The Travelers Companies, Inc.
Investment Portfolio - Fixed Maturities Data

(at carrying value, $ in millions)	June 30, 2019	December 31, 2018
Fixed maturities
U.S. Treasury securities and obligations of U.S. Government corporations and agencies	$2,018	$2,064
Obligations of states and political subdivisions:
Pre-refunded	2,326	2,852
All other	27,404	25,759
Total	29,730	28,611
Debt securities issued by foreign governments	1,125	1,257
Mortgage-backed securities - principally obligations of U.S. Government agencies	2,925	2,573
Corporates (including redeemable preferreds)	31,374	28,959
Total fixed maturities	$67,172	$63,464

Fixed Maturities
Quality Characteristics (1)

	June 30, 2019		December 31, 2018
	Amount	% of Total	Amount	% of Total
Quality Ratings
Aaa	$27,241	40.6%	$26,089	41.1%
Aa	17,063	25.4	16,027	25.3
A	11,684	17.4	10,539	16.6
Baa	9,615	14.3	9,334	14.7
Total investment grade	65,603	97.7	61,989	97.7
Ba	911	1.3	912	1.4
B	532	0.8	466	0.7
Caa and lower	126	0.2	97	0.2
Total below investment grade	1,569	2.3	1,475	2.3
Total fixed maturities	$67,172	100.0%	$63,464	100.0%
Average weighted quality	Aa2, AA		Aa2, AA
Weighted average duration of fixed maturities and short-term securities, net of securities lending activities and net receivables and payables on investment sales and purchases	4.2		4.5

(1)  Rated using external rating agencies or by Travelers when a public rating does not exist.  Below investment grade assets refer to securities rated “Ba” or below.

The Travelers Companies, Inc.
Investment Income

($ in millions)	1Q2018	2Q2018	3Q2018	4Q2018	1Q2019	2Q2019	YTD 2Q2018	YTD 2Q2019
Gross investment income
Fixed maturities	$481	$489	$498	$512	$511	$514	$970	$1,025
Short-term securities	19	21	25	27	28	27	40	55
Other	113	94	134	100	53	118	207	171
	613	604	657	639	592	659	1,217	1,251
Investment expenses	10	9	11	9	10	11	19	21
Net investment income, pre-tax	603	595	646	630	582	648	1,198	1,230
Income taxes	90	88	99	95	86	100	178	186
Net investment income, after-tax	$513	$507	$547	$535	$496	$548	$1,020	$1,044

Effective tax rate	14.9%	14.8%	15.4%	15.0%	14.7%	15.4%	14.8%	15.1%

Average invested assets (1)	$72,524	$72,618	$73,059	$73,758	$74,040	$74,370	$72,569	$74,197

Average yield pre-tax (1)	3.3%	3.3%	3.5%	3.4%	3.1%	3.5%	3.3%	3.3%
Average yield after-tax	2.8%	2.8%	3.0%	2.9%	2.7%	2.9%	2.8%	2.8%

(1)  Excludes net unrealized investment gains (losses), and is adjusted for cash, receivables for investment sales, payables on investment purchases and accrued investment income.

The Travelers Companies, Inc.
Net Realized and Unrealized Investment Gains (Losses) included in Shareholders' Equity

($ in millions)	1Q2018	2Q2018	3Q2018	4Q2018	1Q2019	2Q2019	YTD 2Q2018	YTD 2Q2019
Net realized investment gains (losses)
Fixed maturities	$—	$12	$18	$2	$16	$13	$12	$29
Equity securities	(14)	12	6	(37)	41	10	(2)	51
Other (1)	3	12	5	95	(4)	2	15	(2)
Realized investment gains (losses) before tax	(11)	36	29	60	53	25	25	78
Related taxes	(2)	6	7	10	12	5	4	17
Net realized investment gains (losses)	$(9)	$30	$22	$50	$41	$20	$21	$61

Gross investment gains (1)	$26	$63	$41	$105	$65	$31	$89	$96
Gross investment losses before impairments (1)	(37)	(26)	(12)	(45)	(11)	(5)	(63)	(16)
Net investment gains (losses) before impairments	(11)	37	29	60	54	26	26	80
Other-than-temporary impairment losses	—	(1)	—	—	(1)	(1)	(1)	(2)
Net realized investment gains (losses) before tax	(11)	36	29	60	53	25	25	78
Related taxes	(2)	6	7	10	12	5	4	17
Net realized investment gains (losses)	$(9)	$30	$22	$50	$41	$20	$21	$61

($ in millions)	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018	March 31, 2019	June 30, 2019
Net unrealized investment gains (losses), net of tax, included in shareholders’ equity, by asset type
Fixed maturities	$173	$(138)	$(561)	$(137)	$1,284	$2,388
Equity securities & other	2	3	1	—	—	1
Unrealized investment gains (losses) before tax	175	(135)	(560)	(137)	1,284	2,389
Related taxes	42	(23)	(113)	(24)	277	511
Balance, end of period	$133	$(112)	$(447)	$(113)	$1,007	$1,878

(1) Includes the following gross investment gains and gross investment losses related to U.S. Treasury futures, which are settled daily:

Gross investment Treasury future gains	$25	$11	$7	$—	$1	$—	$36	$1
Gross investment Treasury future losses	$14	$8	$5	$—	$1	$—	$22	$1
The Company entered into these arrangements as part of its strategy to manage the duration of its fixed maturity portfolio.  In a changing interest rate environment, the change in the value of the futures contracts can be expected to partially offset changes in the value of the fixed maturity portfolio.

The Travelers Companies, Inc.
Reinsurance Recoverables

($ in millions)	June 30, 2019	December 31, 2018
Gross reinsurance recoverables on paid and unpaid claims and claim adjustment expenses	$3,410	$3,485
Allowance for uncollectible reinsurance	(107)	(110)
Net reinsurance recoverables (i)	3,303	3,375
Mandatory pools and associations (ii)	1,959	2,005
Structured settlements (iii)	2,972	2,990
Total reinsurance recoverables	$8,234	$8,370

(i)  The Company’s top five reinsurer groups, including retroactive reinsurance, included in net reinsurance recoverables is as follows:

Reinsurer	A.M. Best Rating of Group's Predominant Reinsurer	June 30, 2019
Swiss Re Group	A+ second highest of 16 ratings	$454
Munich Re Group	A+ second highest of 16 ratings	288
Berkshire Hathaway	A++ highest of 16 ratings	276
Axa Group	A+ second highest of 16 ratings	192
Sompo Japan Nipponkoa Group	A+ second highest of 16 ratings	128

The gross reinsurance recoverables on paid and unpaid claims and claim adjustment expenses represent the current and estimated future amounts due from reinsurers on known and incurred but not reported claims.  The ceded reserves are estimated in a manner consistent with the underlying direct and assumed reserves.  Although this total comprises recoverables due from nearly one thousand different reinsurance entities, about half is attributable to 10 reinsurer groups.

The net reinsurance recoverables reflect an allowance for uncollectible reinsurance that is based upon the Company’s ongoing review of amounts outstanding, reinsurer solvency, the Company’s experience, current economic conditions, and other relevant factors.  Of the total net recoverables due from reinsurers at June 30, 2019, after deducting mandatory pools and associations and structured settlement balances, $2.7 billion, or 82%, were rated by A.M. Best Company.  Of the total rated by A.M. Best Company, 99% were rated A- or better.  The remaining 18% of net recoverables from reinsurers were comprised of the following:  3% related to the Company’s participation in voluntary pools, 12% related to recoverables from captive insurance companies and 3% were balances from other companies not rated by A.M. Best Company.  In addition, $0.8 billion of the net recoverables were collateralized by letters of credit, funds held or trust agreements at June 30, 2019.

(ii)  The mandatory pools and associations represent various involuntary assigned risk pools that the Company is required to participate in.  These pools principally involve workers’ compensation and automobile insurance, which provide various insurance coverages to insureds that otherwise are unable to purchase coverage in the open market.  The costs of these mandatory pools in most states are usually charged back to the participating members in proportion to voluntary writings of related business in that state.  In the event that a member of the pool becomes insolvent, the remaining members assume an additional pro rata share of the pool’s liabilities.

(iii)  Included in reinsurance recoverables are certain amounts related to structured settlements, which comprise annuities purchased from various life insurance companies to settle certain personal physical injury claims, of which workers’ compensation claims comprise a significant portion.  In cases where the Company did not receive a release from the claimant, the amount due from the life insurance company related to the structured settlement is included in the Company’s consolidated balance sheet as a liability and as a reinsurance recoverable, as the Company retains the contingent liability to pay the claimant in the event that the life insurance company fails to make the required annuity payments.  The Company would be required to make such payments, to the extent the purchased annuities are not covered by state guaranty associations.

The Company’s top five groups by structured settlement is as follows:

Group	A.M. Best Rating of Group's Predominant Insurer	June 30, 2019
Fidelity & Guaranty Life Group	A- fourth highest of 16 ratings	$787
Genworth Financial Group (1)	B+ sixth highest of 16 ratings	340
John Hancock Group	A+ second highest of 16 ratings	275
Brighthouse Financial, Inc.	A third highest of 16 ratings	256
Symetra Financial Corporation	A third highest of 16 ratings	246

(1)  On October 23, 2016, Genworth Financial (Genworth) announced that they have entered into a definitive agreement under which China Oceanwide Holdings Group Co., Ltd. (China Oceanwide) agreed to acquire all of the outstanding shares of Genworth. China Oceanwide is a privately held, family-owned international financial holding group headquartered in Beijing, China. On March 7, 2017, Genworth stockholders adopted the merger agreement, and the acquisition is pending the receipt of required regulatory approvals. On July 1, 2019, the parties agreed to extend the closing deadline for the transaction until November 30, 2019.

The Travelers Companies, Inc.
Net Reserves for Losses and Loss Adjustment Expense

($ in millions)	1Q2018	2Q2018	3Q2018	4Q2018	1Q2019	2Q2019	YTD 2Q2018	YTD 2Q2019
Statutory Reserves for Losses and Loss Adjustment Expenses
Business Insurance
Beginning of period	$33,107	$33,292	$33,369	$33,773	$33,857	$34,086	$33,107	$33,857
Incurred	2,344	2,429	2,606	2,586	2,529	2,631	4,773	5,160
Paid	(2,163)	(2,298)	(2,207)	(2,454)	(2,320)	(2,345)	(4,461)	(4,665)
Foreign exchange and other	4	(54)	5	(48)	20	5	(50)	25
End of period	$33,292	$33,369	$33,773	$33,857	$34,086	$34,377	$33,369	$34,377
Bond & Specialty Insurance
Beginning of period	$3,187	$3,207	$3,111	$3,057	$2,987	$3,068	$3,187	$2,987
Incurred	213	173	204	173	264	236	386	500
Paid	(201)	(248)	(258)	(230)	(189)	(260)	(449)	(449)
Foreign exchange and other	8	(21)	—	(13)	6	(2)	(13)	4
End of period	$3,207	$3,111	$3,057	$2,987	$3,068	$3,042	$3,111	$3,042
Personal Insurance
Beginning of period	$5,160	$5,170	$5,381	$5,463	$5,565	$5,427	$5,160	$5,565
Incurred	1,688	1,904	1,796	1,960	1,596	1,897	3,592	3,493
Paid	(1,655)	(1,676)	(1,728)	(1,815)	(1,751)	(1,781)	(3,331)	(3,532)
Foreign exchange and other	(23)	(17)	14	(43)	17	17	(40)	34
End of period	$5,170	$5,381	$5,463	$5,565	$5,427	$5,560	$5,381	$5,560
Total
Beginning of period	$41,454	$41,669	$41,861	$42,293	$42,409	$42,581	$41,454	$42,409
Incurred	4,245	4,506	4,606	4,719	4,389	4,764	8,751	9,153
Paid	(4,019)	(4,222)	(4,193)	(4,499)	(4,260)	(4,386)	(8,241)	(8,646)
Foreign exchange and other	(11)	(92)	19	(104)	43	20	(103)	63
End of period	$41,669	$41,861	$42,293	$42,409	$42,581	$42,979	$41,861	$42,979
Prior Year Reserve Development: Unfavorable (Favorable)
Business Insurance
Asbestos	$—	$—	$225	$—	$—	$—	$—	$—
Environmental	—	55	—	—	—	60	55	60
All other	(66)	(139)	(169)	(48)	21	(131)	(205)	(110)
Total Business Insurance (1)	(66)	(84)	56	(48)	21	(71)	(150)	(50)
Bond & Specialty Insurance	(35)	(89)	(53)	(89)	(3)	(39)	(124)	(42)
Personal Insurance	(49)	(13)	(17)	(30)	(69)	(13)	(62)	(82)
Total	$(150)	$(186)	$(14)	$(167)	$(51)	$(123)	$(336)	$(174)

(1)  Excludes accretion of discount.

See Glossary of Financial Measures and Description of Reportable Business Segments on pages 35 and 36.

The Travelers Companies, Inc.
Asbestos and Environmental Reserves

($ in millions)	1Q2018	2Q2018	3Q2018	4Q2018	1Q2019	2Q2019	YTD 2Q2018	YTD 2Q2019
Asbestos reserves
Beginning reserves:
Gross	$1,538	$1,483	$1,408	$1,681	$1,608	$1,564	$1,538	$1,608
Ceded	(257)	(234)	(225)	(336)	(327)	(321)	(257)	(327)
Net	1,281	1,249	1,183	1,345	1,281	1,243	1,281	1,281
Incurred losses and loss expenses:
Gross	—	—	343	—	—	—	—	—
Ceded	—	—	(118)	—	—	—	—	—
Paid loss and loss expenses:
Gross	56	74	70	73	44	90	130	134
Ceded	(23)	(9)	(7)	(9)	(6)	(26)	(32)	(32)
Foreign exchange and other:
Gross	1	(1)	—	—	—	—	—	—
Ceded	—	—	—	—	—	—	—	—
Ending reserves:
Gross	1,483	1,408	1,681	1,608	1,564	1,474	1,408	1,474
Ceded	(234)	(225)	(336)	(327)	(321)	(295)	(225)	(295)
Net	$1,249	$1,183	$1,345	$1,281	$1,243	$1,179	$1,183	$1,179
Environmental reserves
Beginning reserves:
Gross	$373	$356	$413	$397	$358	$338	$373	$358
Ceded	(13)	(9)	(25)	(25)	(24)	(24)	(13)	(24)
Net	360	347	388	372	334	314	360	334
Incurred losses and loss expenses:
Gross	—	71	—	—	—	67	71	67
Ceded	—	(16)	—	—	—	(7)	(16)	(7)
Paid loss and loss expenses:
Gross	17	13	17	39	20	16	30	36
Ceded	(4)	—	—	(2)	—	(1)	(4)	(1)
Foreign exchange and other:
Gross	—	(1)	1	—	—	(1)	(1)	(1)
Ceded	—	—	—	(1)	—	1	—	1
Ending reserves:
Gross	356	413	397	358	338	388	413	388
Ceded	(9)	(25)	(25)	(24)	(24)	(29)	(25)	(29)
Net	$347	$388	$372	$334	$314	$359	$388	$359

See Glossary of Financial Measures and Description of Reportable Business Segments on pages 35 and 36.

The Travelers Companies, Inc.
Capitalization

($ in millions)	June 30, 2019	December 31, 2018
Debt

Short-term debt
Commercial paper	$100	$100
5.90% Senior notes due June 2, 2019 (1)	—	500
Total short-term debt	100	600
Long-term debt
3.90% Senior notes due November 1, 2020 (1)	500	500
7.75% Senior notes due April 15, 2026	200	200
7.625% Junior subordinated debentures due December 15, 2027	125	125
6.375% Senior notes due March 15, 2033 (1)	500	500
6.75% Senior notes due June 20, 2036 (1)	400	400
6.25% Senior notes due June 15, 2037 (1)	800	800
5.35% Senior notes due November 1, 2040 (1)	750	750
4.60% Senior notes due August 1, 2043 (1)	500	500
4.30% Senior notes due August 25, 2045 (1)	400	400
8.50% Junior subordinated debentures due December 15, 2045	56	56
3.75% Senior notes due May 15, 2046 (1)	500	500
8.312% Junior subordinated debentures due July 1, 2046	73	73
4.00% Senior notes due May 30, 2047 (1)	700	700
4.05% Senior notes due March 7, 2048 (1)	500	500
4.10% Senior notes due March 4, 2049 (1)	500	—
Total long-term debt	6,504	6,004
Unamortized fair value adjustment	44	44
Unamortized debt issuance costs	(90)	(84)
	6,458	5,964
Total debt	6,558	6,564
Common equity (excluding net unrealized investment gains (losses), net of tax, included in shareholders’ equity)	23,443	23,007
Total capital (excluding net unrealized investment gains (losses), net of tax, included in shareholders’ equity)	$30,001	$29,571
Total debt to capital (excluding net unrealized investment gains (losses), net of tax, included in shareholders’ equity)	21.9%	22.2%

(1)  Redeemable anytime with “make-whole” premium.

See Glossary of Financial Measures and Description of Reportable Business Segments on pages 35 and 36.

The Travelers Companies, Inc.
Statutory Capital and Surplus to GAAP Shareholders' Equity Reconciliation

($ in millions)	June 30, 2019 (1)	December 31, 2018
Statutory capital and surplus	$21,080	$20,774
GAAP adjustments
Goodwill and intangible assets	3,594	3,600
Investments	2,690	252
Noninsurance companies	(4,183)	(4,234)
Deferred acquisition costs	2,281	2,120
Deferred federal income tax	(1,063)	(561)
Current federal income tax	(37)	(22)
Reinsurance recoverables	56	56
Furniture, equipment & software	657	654
Agents balances	211	202
Other	35	53
Total GAAP adjustments	4,241	2,120
GAAP shareholders’ equity	$25,321	$22,894

(1) Estimated and Preliminary

See Glossary of Financial Measures and Description of Reportable Business Segments on pages 35 and 36.

The Travelers Companies, Inc.
Statement of Cash Flows

($ in millions)	1Q2018	2Q2018	3Q2018	4Q2018	1Q2019	2Q2019	YTD 2Q2018	YTD 2Q2019
Cash flows from operating activities
Net income	$669	$524	$709	$621	$796	$557	$1,193	$1,353
Adjustments to reconcile net income to net cash provided by operating activities:
Net realized investment (gains) losses	11	(36)	(29)	(60)	(53)	(25)	(25)	(78)
Depreciation and amortization	212	199	198	194	211	190	411	401
Deferred federal income tax expense (benefit)	(56)	(14)	27	30	32	(22)	(70)	10
Amortization of deferred acquisition costs	1,061	1,081	1,117	1,122	1,117	1,134	2,142	2,251
Equity in income from other investments	(95)	(74)	(115)	(81)	(34)	(98)	(169)	(132)
Premiums receivable	(397)	(263)	152	115	(434)	(345)	(660)	(779)
Reinsurance recoverables	5	24	(50)	(79)	98	53	29	151
Deferred acquisition costs	(1,124)	(1,160)	(1,141)	(1,063)	(1,185)	(1,223)	(2,284)	(2,408)
Claims and claim adjustment expense reserves	180	255	445	366	(2)	331	435	329
Unearned premium reserves	518	361	216	(385)	551	407	879	958
Other	(430)	247	205	168	(458)	194	(183)	(264)
Net cash provided by operating activities	554	1,144	1,734	948	639	1,153	1,698	1,792
Cash flows from investing activities
Proceeds from maturities of fixed maturities	1,950	1,707	1,998	1,431	1,556	1,482	3,657	3,038
Proceeds from sales of investments:
Fixed maturities	1,085	1,522	578	361	769	726	2,607	1,495
Equity securities	26	66	35	51	39	32	92	71
Real estate investments	—	—	8	66	—	—	—	—
Other investments	114	75	81	241	105	135	189	240
Purchases of investments:
Fixed maturities	(3,920)	(4,032)	(2,910)	(2,664)	(2,914)	(2,794)	(7,952)	(5,708)
Equity securities	(20)	(40)	(26)	(31)	(22)	(19)	(60)	(41)
Real estate investments	(33)	(11)	(13)	(17)	(77)	(8)	(44)	(85)
Other investments	(142)	(133)	(117)	(145)	(146)	(116)	(275)	(262)
Net sales (purchases) of short-term securities	410	792	(746)	452	(109)	606	1,202	497
Securities transactions in course of settlement	202	77	(106)	(229)	295	(72)	279	223
Acquisitions, net of cash acquired	—	—	(4)	—	—	—	—	—
Other	(53)	(99)	(80)	(86)	(82)	(87)	(152)	(169)
Net cash used in investing activities	(381)	(76)	(1,302)	(570)	(586)	(115)	(457)	(701)

The Travelers Companies, Inc.
Statement of Cash Flows (Continued)

($ in millions)	1Q2018	2Q2018	3Q2018	4Q2018	1Q2019	2Q2019	YTD 2Q2018	YTD 2Q2019
Cash flows from financing activities
Treasury stock acquired - share repurchase authorization	(350)	(350)	(400)	(170)	(375)	(375)	(700)	(750)
Treasury stock acquired - net employee share-based compensation	(51)	—	—	—	(46)	(1)	(51)	(47)
Dividends paid to shareholders	(197)	(207)	(207)	(203)	(205)	(214)	(404)	(419)
Payment of debt	(100)	(500)	—	—	—	(500)	(600)	(500)
Issuance of debt	491	—	100	—	492	—	491	492
Issuance of common stock - employee share options	85	13	19	15	63	111	98	174
Net cash used in financing activities	(122)	(1,044)	(488)	(358)	(71)	(979)	(1,166)	(1,050)
Effect of exchange rate changes on cash	2	(6)	—	(6)	2	—	(4)	2
Net increase (decrease) in cash	53	18	(56)	14	(16)	59	71	43
Cash at beginning of period	344	397	415	359	373	357	344	373
Cash at end of period	$397	$415	$359	$373	$357	$416	$415	$416
Income taxes paid	$56	$182	$6	$164	$5	$320	$238	$325
Interest paid	$39	$136	$50	$122	$50	$121	$175	$171

The Travelers Companies, Inc.
Glossary of Financial Measures and Description of Reportable Business Segments

The following measures are used by the Company’s management to evaluate financial performance against historical results, to establish performance targets on a consolidated basis, and for other reasons as discussed below.  In some cases, these measures are considered non-GAAP financial measures under applicable SEC rules because they are not displayed as separate line items in the consolidated financial statements or are not required to be disclosed in the notes to financial statements or, in some cases, include or exclude certain items not ordinarily included or excluded in the most comparable GAAP financial measure.

In the opinion of the Company’s management, a discussion of these measures provides investors, financial analysts, rating agencies and other financial statement users with a better understanding of the significant factors that comprise the Company’s periodic results of operations and how management evaluates the Company’s financial performance.

Some of these measures exclude net realized investment gains (losses), net of tax, and/or net unrealized investment gains (losses), net of tax, included in shareholders’ equity, which can be significantly impacted by both discretionary and other economic factors and are not necessarily indicative of operating trends.

Other companies may calculate these measures differently, and, therefore, their measures may not be comparable to those used by the Company’s management.

Core income (loss) is consolidated net income (loss) excluding the after-tax impact of net realized investment gains (losses), discontinued operations, the effect of a change in tax laws and tax rates at enactment, and cumulative effect of changes in accounting principles when applicable.  Segment income (loss) is determined in the same manner as core income (loss) on a segment basis.  Management uses segment income (loss) to analyze each segment’s performance and as a tool in making business decisions.  Financial statement users also consider core income (loss) when analyzing the results and trends of insurance companies.  Core income (loss) per share is core income (loss) on a per common share basis.

Average shareholders’ equity is (a) the sum of total shareholders’ equity at the beginning and end of each of the quarters for the period presented divided by (b) the number of quarters in the period presented times two.  Adjusted shareholders’ equity is shareholders’equity excluding net realized investment gains (losses), net of tax, net unrealized investment gains (losses), net of tax, included in shareholders’equity for the periods presented and the effect of a change in tax laws and tax rates at enactment (excluding the portion related to net unrealized investment gains (losses)).  Adjusted average shareholders’ equity is (a) the sum of total adjusted shareholders’ equity at the beginning and end of each of the quarters for the period presented divided by (b) the number of quarters in the period presented times two.

Return on equity is the ratio of annualized net income (loss) to average shareholders’ equity for the periods presented.  Core return on equity is the ratio of annualized core income (loss) to adjusted average shareholders’ equity for the periods presented.  In the opinion of the Company’s management, these are important indicators of how well management creates value for its shareholders through its operating activities and its capital management.

Underwriting gain (loss) is net earned premiums and fee income less claims and claim adjustment expenses and insurance-related expenses.  In the opinion of the Company’s management, it is important to measure the profitability of each segment excluding the results of investing activities, which are managed separately from the insurance business.  This measure is used to assess each segment’s business performance and as a tool in making business decisions.

A catastrophe is a severe loss designated a catastrophe by internationally recognized organizations that track and report on insured losses resulting from catastrophic events, such as Property Claim Services (PCS) for events in the United States and Canada.  Catastrophes can be caused by various natural events, including, among others, hurricanes, tornadoes and other windstorms, earthquakes, hail, wildfires, severe winter weather, floods, tsunamis, volcanic eruptions and other naturally-occurring events, such as solar flares. Catastrophes can also be man-made, such as terrorist attacks and other intentionally destructive acts including those involving nuclear, biological, chemical and radiological events, cyber events, explosions and destruction of infrastructure.  Each catastrophe has unique characteristics and catastrophes are not predictable as to timing or amount.  Their effects are included in net and core income and claims and claim adjustment expense reserves upon occurrence.  A catastrophe may result in the payment of reinsurance reinstatement premiums and assessments from various pools.  The Company’s threshold for disclosing catastrophes is primarily determined at the reportable segment level. If a threshold for one segment or a combination thereof is exceeded and the other segments have losses from the same event, losses from the event are identified as catastrophe losses in the segment results and for the consolidated results of the Company.  Additionally, an aggregate threshold is applied for international business across all reportable segments. The threshold for 2019 ranges from approximately $19 million to $30 million of losses before reinsurance and taxes.

Net favorable (unfavorable) prior year loss reserve development is the increase or decrease in incurred claims and claim adjustment expenses as a result of the re-estimation of claims and claim adjustment expense reserves at successive valuation dates for a given group of claims, which may be related to one or more prior years.  In the opinion of the Company’s management, a discussion of loss reserve development is meaningful to users of the financial statements as it allows them to assess the impact between prior and current year development on incurred claims and claim adjustment expenses, net and core income (loss), and changes in claims and claim adjustment expense reserve levels from period to period.

Combined ratio  For Statutory Accounting Practices (SAP), the combined ratio is the sum of the SAP loss and LAE ratio and the SAP underwriting expense ratio as defined in the statutory financial statements required by insurance regulators.  The combined ratio, as used in this financial supplement, is the equivalent of, and is calculated in the same manner as, the SAP combined ratio except that the SAP underwriting expense ratio is based on net written premiums and the underwriting expense ratio as used in this financial supplement is based on net earned premiums.  For SAP, the loss and LAE ratio is the ratio of incurred losses and loss adjustment expenses less certain administrative services fee income to net earned premiums as defined in the statutory financial statements required by insurance regulators. The loss and LAE ratio as used in this financial supplement is calculated in the same manner as the SAP ratio.  For SAP, the underwriting expense ratio is the ratio of underwriting expenses incurred (including commissions paid), less certain administrative services fee income and billing and policy fees and other, to net written premiums as defined in the statutory financial statements required by insurance regulators. The underwriting expense ratio as used in this financial supplement, is the ratio of underwriting expenses (including the amortization of deferred acquisition costs), less certain administrative services fee income and billing and policy fees, to net earned premiums.  Underlying combined ratio is the combined ratio adjusted to exclude the impact of prior year reserve development and catastrophes, net of reinsurance.

The combined ratio, loss and LAE ratio, and underwriting expense ratio are used as indicators of the Company’s underwriting discipline, efficiency in acquiring and servicing its business and overall underwriting profitability. A combined ratio under 100% generally indicates an underwriting profit. A combined ratio over 100% generally indicates an underwriting loss.

The Travelers Companies, Inc.
Glossary of Financial Measures and Description of Reportable Business Segments

Other companies’ method of computing similarly titled measures may not be comparable to the Company’s method of computing these ratios.

Gross written premiums reflect the direct and assumed contractually determined amounts charged to policyholders for the effective period of the contract based on the terms and conditions of the insurance contract.  Net written premiums reflect gross written premiums less premiums ceded to reinsurers.

Book value per share is total common shareholders’ equity divided by the number of common shares outstanding.  Adjusted book value per share is total common shareholders’ equity excluding net unrealized investment gains and losses, net of tax, included in shareholders’ equity, divided by the number of common shares outstanding. In the opinion of the Company’s management, adjusted book value per share is useful in an analysis of a property casualty company’s book value per share as it removes the effect of changing prices on invested assets, (i.e., net unrealized investment gains (losses), net of tax) which do not have an equivalent impact on unpaid claims and claim adjustment expense reserves.

Total capital is the sum of total shareholders’ equity and debt.  Debt-to-capital ratio excluding net unrealized gain (loss) on investments, net of tax, included in shareholders’ equity is the ratio of debt to total capital excluding net unrealized investment gains and losses, net of tax, included in shareholders’ equity.  In the opinion of the Company’s management, the debt to capital ratio is useful in an analysis of the Company’s financial leverage.

Statutory capital and surplus represents the excess of an insurance company’s admitted assets over its liabilities, including loss reserves, as determined in accordance with statutory accounting practices.

Travelers has organized its businesses into the following reportable business segments:

Business Insurance - Business Insurance offers a broad array of property and casualty insurance and insurance related services to its customers, primarily in the United States, as well as in Canada, the United Kingdom, the Republic of Ireland and throughout other parts of the world as a corporate member of Lloyd’s.  Business Insurance is organized as follows:  Select Accounts; Middle Market including Commercial Accounts, Construction, Technology, Public Sector Services, Oil & Gas, Excess Casualty, Inland Marine, Ocean Marine, and Boiler & Machinery; National Accounts; National Property and Other including National Property, Northland Transportation, Northfield, National Programs, and Agribusiness; and International including Global Services.  Business Insurance also includes Simply Business, a leading provider of small business insurance policies primarily in the United Kingdom that was acquired in August 2017, as well as Business Insurance Other, which primarily comprises the Company’s asbestos and environmental liabilities, and the assumed reinsurance and certain other runoff operations.

Bond & Specialty Insurance - Bond & Specialty Insurance provides surety, fidelity, management liability, professional liability, and other property and casualty coverages and related risk management services to its customers in the United States, and certain specialty insurance products in Canada, the United Kingdom, the Republic of Ireland and Brazil, utilizing various degrees of financially-based underwriting approaches.  The range of coverages includes performance, payment and commercial surety and fidelity bonds for construction and general commercial enterprises; management liability coverages including directors’ and officers’ liability, employee dishonesty, employment practices liability, fiduciary liability and cyber risk for public corporations, private companies, not-for-profit organizations and financial institutions; professional liability coverage for a variety of professionals including, among others, lawyers and design professionals; and in the United States only, property, workers’ compensation, auto and general liability for financial institutions.

Bond & Specialty Insurance surety business in Brazil and Colombia is conducted through Junto Holding Brasil S.A. (Junto) and Junto Holding Latam S.A. in Brazil. The Company owns 49.5% of both Junto, a market leader in surety coverages in Brazil, and Junto Holding Latam S.A., which in September 2015 acquired a majority interest in JMalucelli Travelers Seguros S.A., a Colombian start-up surety provider. These joint venture investments are accounted for using the equity method and are included in “other investments” on the consolidated balance sheet.

Personal Insurance - Personal Insurance writes a broad range of property and casualty insurance covering individuals’ personal risks, primarily in the United States, as well as in Canada. The primary products of automobile and homeowners insurance are complemented by a broad suite of related coverages.